Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-85435) and Form S-8 (Nos. 333-56961 and 333-70137) of Brigham Exploration Company of our report dated March 7, 2000, which appears on page F1-2 of this Form 10-K. We also consent to the incorporation by reference of our report dated March 7, 2000, on the financial statements of Brigham Oil & Gas L.P.; Brigham Holdings I, LLC; Brigham Holdings II, LLC and Brigham, Inc., which appears on page F2-1 of this Form 10-K.

PricewaterhouseCoopers LLP

Dallas, Texas
March 24, 2000